PROSPER

Second Quarter 2018
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

18	Schedule 6 - Same Store Performance Summary

22	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 8 - Selected Financial Information

24	Glossary

August 6, 2018

National Storage Affiliates Trust Reports Second Quarter 2018 Results; Earnings Per Share Increases $0.02; Core FFO per Share Increases 9.7%, Same Store NOI Increases 4.2%, Acquired 12 Self Storage Properties
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2018 results.
Second Quarter 2018 Highlights

•	Earnings per share was $0.07 for the second quarter of 2018, an increase of $0.02 compared to $0.05 for the second quarter of 2017.

•	Core funds from operations ("Core FFO") was $0.34 per share for the second quarter of 2018, an increase of 9.7% compared to $0.31 per share for the second quarter of 2017.

•
Same store net operating income ("NOI") was $42.9 million for the second quarter of 2018, an increase of 4.2% compared to $41.1 million for the second quarter of 2017, driven by a 3.6% increase in same store total revenues and a 2.4% increase in same store property operating expenses.

•	Acquired 12 wholly-owned self storage properties for $62.9 million during the second quarter of 2018.
Highlights Subsequent to the End of the Second Quarter

•
NSA formed a new joint venture (the "2018 Joint Venture") slated to acquire a $1.325 billion portfolio of 112 self storage properties from Simply Self Storage, a portfolio company of a private real estate fund managed by Brookfield Asset Management.

•	The 112 property portfolio contains approximately 8.7 million rentable square feet, configured in over 68,000 storage units and is located across 17 states and Puerto Rico.

•	Completed an offering of 5,900,000 common shares resulting in net proceeds of approximately $176 million.
Arlen Nordhagen, Chairman and Chief Executive Officer, commented, "2018 is shaping up to be another exceptional year for NSA. We were very excited to announce the recent formation of our second joint venture to acquire a 112 property portfolio for over $1.3 billion. This portfolio will expand NSA's geographic footprint into five new states and Puerto Rico and will provide another source of fee income by leveraging our property management platform to operate the newly acquired properties under our existing iStorage brand. Upon closing, this acquisition will represent one of the largest M&A transactions in the history of the self storage industry. To match the funding required for this acquisition, we also completed a successful common share offering in July, raising the proceeds for our investment in the new joint venture and providing the flexibility to continue to execute on our growth strategy. "
Tamara Fischer, President and Chief Financial Officer, added, "Our second quarter capital investment of nearly $63 million added another 12 properties and half a million square feet of rentable space to our wholly-owned portfolio.  The continued growth in the size of our portfolio combined with solid second quarter NOI results delivered year-over-year Core FFO per share growth of 9.7%.
As expected, the second quarter delivered slower same store results because of a very difficult comparative quarter in 2017, but we were pleased with the combination of good rate increases and a moderate uptick in occupancy.  With these results and continued same store expense moderation, we expect to finish the year with same store results consistent with our 2018 guidance."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Growth	2018	2017	Growth
Net income	$13,041	$15,576	(16.3)%	$25,014	$22,757	9.9%

Funds From Operations ("FFO")(1)	$27,416	$22,297	23.0%	$53,094	$43,452	22.2%
Add back acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	150	169	(11.2)%	330	332	(0.6)%
Core FFO(1)	$27,566	$22,466	22.7%	$53,424	$43,784	22.0%

Earnings (loss) per share - basic	$0.07	$0.05	40.0%	$0.22	$0.07	214.3%
Earnings (loss) per share - diluted	$0.07	$0.05	40.0%	$0.19	$0.07	171.4%

FFO per share and unit(1)	$0.33	$0.31	6.5%	$0.65	$0.60	8.3%
Core FFO per share and unit(1)	$0.34	$0.31	9.7%	$0.65	$0.60	8.3%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income decreased $2.5 million for the second quarter of 2018 and increased $2.3 million year-to-date as compared to the same periods in 2017. The decrease in net income for the second quarter of 2018 resulted from a reduction in gains on the sale of properties. Excluding the effect of gains (losses) on the sales of properties, second quarter 2018 and year-to date net income increased primarily as a result of incremental NOI generated from 87 self storage properties acquired between July 1, 2017 and June 30, 2018 and same store NOI growth, partially offset by increases in depreciation and amortization and interest expense.
Second quarter 2018 basic and diluted earnings per share increased $0.02 per share and year-to-date basic and diluted earnings per share increased $0.15 and $0.12, respectively. The increases in basic and diluted earnings per share resulted from decreases in net income attributable to noncontrolling interests for the second quarter of 2018 and year-to-date as compared to the same periods in 2017, due to the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
Second quarter 2018 FFO per share increased 6.5% and Core FFO per share increased 9.7%, and both year-to date FFO and Core FFO per share increased 8.3%. The increases in FFO and Core FFO were primarily the result of incremental NOI from 87 self storage properties acquired between July 1, 2017 and June 30, 2018 and same store NOI growth, partially offset by higher interest expense and the payment of dividends on preferred shares issued during the fourth quarter of 2017 to fund the Company's growth.

Same Store Operating Results (376 Properties)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Growth	2018	2017	Growth
Total rental and other property-related revenue	$62,354	$60,175	3.6%	$123,220	$118,578	3.9%
Property operating expenses	19,486	19,026	2.4%	39,476	38,257	3.2%
Net Operating Income (NOI)	$42,868	$41,149	4.2%	$83,744	$80,321	4.3%
NOI Margin	68.7%	68.4%	0.3%	68.0%	67.7%	0.3%

Average Occupancy	89.8%	89.6%	0.2%	89.0%	89.0%	—
Average Annualized Rental Revenue Per Occupied Square Foot	$11.79	$11.43	3.1%	$11.77	$11.33	3.9%
Year-over-year same store total revenues increased 3.6% for the second quarter of 2018 and 3.9% year-to-date. The increases were driven primarily by a 3.1% increase in average annualized rental revenue per occupied square foot for the second quarter of 2018 and a 3.9% increase in average annualized rental revenue per occupied square foot year-to-date. Additionally, second quarter 2018 average occupancy increased 20 basis points while year-to-date average occupancy remained flat at 89.0%.
Year-over-year same store property operating expenses increased 2.4% for the second quarter of 2018 and 3.2% year-to-date. These increases primarily resulted from increases in property taxes, personnel costs and advertising.
Investment Activity
During the second quarter of 2018, NSA invested $62.9 million in the acquisition of 12 consolidated self storage properties and an expansion project at an existing property located in six states, consisting of over 0.5 million rentable square feet configured in approximately 4,500 storage units. Consideration for these acquisitions included approximately $62.5 million of net cash and the assumption of $0.4 million of other working capital liabilities.
Subsequent to June 30, 2018, NSA formed the 2018 Joint Venture to acquire a portfolio of 112 self storage properties located across 17 states and Puerto Rico, consisting of approximately 8.7 million rentable square feet configured in over 68,000 storage units for an aggregate purchase price of approximately $1.325 billion (the "2018 JV Acquisition"). The closing of the 2018 JV Acquisition is expected to occur during the third quarter of 2018 pending the satisfaction of a number of customary closing conditions. Following the closing of the 2018 JV Acquisition, NSA expects to rebrand the majority of the self storage properties acquired by the 2018 Joint Venture under its iStorage brand and NSA's iStorage management platform will operate the properties. NSA also expects the 2018 Joint Venture will spin-out to the Company six self storage properties located in Puerto Rico and a single self storage property located in Ohio acquired as part of the 2018 JV Acquisition immediately following the closing of the transaction.
An affiliate of Heitman America Real Estate REIT LLC, NSA's partner in the 2018 Joint Venture (the "JV Investor"), is currently targeting to fund approximately $482.3 million in exchange for a 75% ownership interest in the 2018 Joint Venture. NSA expects to make approximately $160.8 million in capital contributions to the 2018 Joint Venture, inclusive of amounts already contributed, in exchange for the remaining 25% ownership interest. NSA has also committed an additional $64.0 million of capital contributions to the 2018 Joint Venture to acquire the six self storage properties located in Puerto Rico and a single self storage property located in Ohio.
The 2018 Joint Venture has signed a non-binding term sheet with two institutional lenders to provide approximately $643.0 million in 10-year interest-only secured debt financing carrying an interest rate of 4.34% per annum, to be used by the 2018 Joint Venture to fund a portion of the purchase price for the 2018 JV Acquisition. Although NSA expects this debt financing to be obtained and agreed to as outlined in the term sheet, the term sheet does not represent a binding commitment, and there can be no assurance that the debt financing needed by the 2018 Joint Venture to complete the 2018 JV Acquisition will actually be arranged on the above terms or at all.

Additional information about the 2018 Joint Venture and the 2018 JV Acquisition will be available on NSA's website at www.nationalstorageaffiliates.com under Investor Relations > Corporate Presentations.
Capitalization Activity
On May 31, 2018, NSA entered into an agreement with a syndicated group of lenders to reduce the applicable margins on its $155.0 million tranche B term loan from a range of LIBOR plus 1.60% to 2.15% to LIBOR plus 1.30% to 1.70%.
On June 5, 2018, NSA entered into an agreement with lenders to increase the total borrowing capacity under its term loan facility by $75.0 million for a total term loan facility of $175.0 million. NSA also increased the term loan facility's remaining expansion option by $200.0 million, for a total expansion option of $225.0 million. If the Company exercises its remaining expansion option in full, the total expansion option would provide for a total borrowing capacity under the term loan facility of $400.0 million. Additionally, the agreement also reduced the applicable margins on the term loan facility from a range of LIBOR plus 1.75% to 2.35% to LIBOR plus 1.30% to 1.70%.
In addition, NSA completed an offering of 5,900,000 common shares subsequent to June 30, 2018. The shares were issued at a price of $29.86 per share, resulting in net proceeds of approximately $176 million. The Company used a portion of the proceeds from this offering to repay all of the borrowings outstanding under its revolving line of credit and expects to use the additional proceeds, together with amounts it expects to redraw from its revolving line of credit, to make capital contributions to the 2018 Joint Venture.
Common Share Dividends
On May 23, 2018, NSA's Board of Trustees declared a quarterly cash dividend of $0.29 per common share, which was paid on June 29, 2018 to shareholders of record as of June 15, 2018. This was the sixth common share dividend increase since the Company’s IPO in the second quarter 2015, and represents an annualized dividend rate of $1.16, an 11.5% increase over the second quarter 2017 annualized dividend rate of $1.04 per share.
2018 Guidance
Although NSA expects certain assumptions included in its previously provided guidance to be affected by the formation of the 2018 Joint Venture, the dilution due to equity issuance in July and the expected closing of the 2018 JV Acquisition, NSA reaffirms its previously provided guidance estimate for Core FFO per share for the year ended December 31, 2018.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 6, 2018.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.

Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Tuesday, August 7, 2018 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time:Tuesday, August 7, 2018, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Tuesday, August 14, 2018. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in the BMO 13th Annual Real Estate Conference on September 20 - 21, 2018 in Chicago, Illinois.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 552 self storage properties located in 29 states with approximately 34 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including those under contract to be acquired by the 2018 Joint Venture and our ability to execute on our acquisition pipeline, the timing of the closing of the portfolio under contract by the 2018 Joint Venture and the timing of other acquisitions under contract; the timing and ability of the 2018 Joint Venture to secure the debt financing required by the 2018 Joint Venture to complete the 2018 JV Acquisition on the terms outlined herein or at all; and the Company's guidance estimates for the year ended December 31, 2018. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE
Rental revenue	$75,019	$60,154	$147,030	$117,998
Other property-related revenue	2,549	2,045	4,870	3,926
Management fees and other revenue	2,155	2,142	4,316	3,980
Total revenue	79,723	64,341	156,216	125,904
OPERATING EXPENSES
Property operating expenses	25,184	19,803	50,410	39,552
General and administrative expenses	8,460	7,405	16,766	14,586
Depreciation and amortization	22,389	17,800	43,757	36,483
Total operating expenses	56,033	45,008	110,933	90,621
Income from operations	23,690	19,333	45,283	35,283
OTHER (EXPENSE) INCOME
Interest expense	(10,472)	(8,160)	(20,107)	(15,631)
Equity in earnings (losses) of unconsolidated real estate venture	100	(765)	48	(1,550)
Acquisition costs	(150)	(167)	(330)	(311)
Non-operating expense	—	(14)	(84)	(66)
(Loss) gain on sale of self storage properties	(83)	5,637	391	5,637
Other expense	(10,605)	(3,469)	(20,082)	(11,921)
Income before income taxes	13,085	15,864	25,201	23,362
Income tax expense	(44)	(288)	(187)	(605)
Net income	13,041	15,576	25,014	22,757
Net income attributable to noncontrolling interests	(7,150)	(13,209)	(8,663)	(19,835)
Net income attributable to National Storage Affiliates Trust	5,891	2,367	16,351	2,922
Distributions to preferred shareholders	(2,587)	—	(5,175)	—
Net income attributable to common shareholders	$3,304	$2,367	$11,176	$2,922

Earnings (loss) per share - basic	$0.07	$0.05	$0.22	$0.07
Earnings (loss) per share - diluted	$0.07	$0.05	$0.19	$0.07

Weighted average shares outstanding - basic	50,486	44,223	50,393	43,814
Weighted average shares outstanding - diluted	50,486	44,223	100,492	43,814

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Real estate
Self storage properties	$2,475,217	$2,275,233
Less accumulated depreciation	(206,827)	(170,358)
Self storage properties, net	2,268,390	2,104,875
Cash and cash equivalents	16,419	13,366
Restricted cash	7,109	3,041
Debt issuance costs, net	1,746	2,185
Investment in unconsolidated real estate venture	88,725	89,093
Other assets, net	78,166	52,615
Assets held for sale	—	1,555
Total assets	$2,460,555	$2,266,730
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,149,789	$958,097
Accounts payable and accrued liabilities	26,983	24,459
Deferred revenue	13,546	12,687
Total liabilities	1,190,318	995,243
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 6,900,000 issued and outstanding at June 30, 2018 and December 31, 2017, at liquidation preference	172,500	172,500
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 50,539,575 and 50,284,934 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	505	503
Additional paid-in capital	701,256	711,467
Distributions in excess of earnings	(73,307)	(55,729)
Accumulated other comprehensive income	20,211	12,282
Total shareholders' equity	821,165	841,023
Noncontrolling interests	449,072	430,464
Total equity	1,270,237	1,271,487
Total liabilities and equity	$2,460,555	$2,266,730

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$13,041	$15,576	$25,014	$22,757
Add (subtract):
Real estate depreciation and amortization	22,093	17,343	43,168	35,586
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,378	1,918	2,755	3,790
Loss (gain) on sale of self storage properties	83	(5,637)	(391)	(5,637)
Distributions to preferred shareholders and unitholders	(2,706)	—	(5,395)	—
FFO attributable to subordinated performance unitholders (1)	(6,473)	(6,903)	(12,057)	(13,044)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	27,416	22,297	53,094	43,452
Add:
Acquisition costs	150	167	330	311
Company's share of unconsolidated real estate venture acquisition costs	—	2	—	21
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$27,566	$22,466	$53,424	$43,784

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	50,486	44,223	50,393	43,814
Weighted average restricted common shares outstanding	30	27	30	22
Weighted average OP units outstanding	28,985	25,628	29,059	25,793
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835	1,835	1,835
Weighted average LTIP units outstanding	687	1,224	676	1,345
Total weighted average shares and units outstanding - FFO and Core FFO	82,023	72,937	81,993	72,809

FFO per share and unit	$0.33	$0.31	$0.65	$0.60
Core FFO per share and unit	$0.34	$0.31	$0.65	$0.60

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Earnings (loss) per share - diluted	$0.07	$0.05	$0.19	$0.07
Impact of the difference in weighted average number of shares(3)	(0.03)	(0.02)	0.05	(0.02)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.08	0.18	—	0.27
Add real estate depreciation and amortization	0.27	0.24	0.53	0.49
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.02	0.03	0.03	0.05
Subtract gain on sale of self storage properties	—	(0.08)	—	(0.08)
FFO attributable to subordinated performance unitholders	(0.08)	(0.09)	(0.15)	(0.18)
FFO per share and unit	0.33	0.31	0.65	0.60
Add acquisition costs and Company's share of unconsolidated real estate venture acquisition costs	0.01	—	—	—
Core FFO per share and unit	$0.34	$0.31	$0.65	$0.60

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$13,041	$15,576	$25,014	$22,757
(Subtract) add:
Management fees and other revenue	(2,155)	(2,142)	(4,316)	(3,980)
General and administrative expenses	8,460	7,405	16,766	14,586
Depreciation and amortization	22,389	17,800	43,757	36,483
Interest expense	10,472	8,160	20,107	15,631
Equity in (earnings) losses of unconsolidated real estate venture	(100)	765	(48)	1,550
Acquisition costs	150	167	330	311
Income tax expense	44	288	187	605
Loss (gain) on sale of self storage properties	83	(5,637)	(391)	(5,637)
Non-operating expense	—	14	84	66
Net Operating Income	$52,384	$42,396	$101,490	$82,372

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income	$13,041	$15,576	$25,014	$22,757
Add:
Depreciation and amortization	22,389	17,800	43,757	36,483
Company's share of unconsolidated real estate venture depreciation and amortization	1,378	1,918	2,755	3,790
Interest expense	10,472	8,160	20,107	15,631
Income tax expense	44	288	187	605
EBITDA	47,324	43,742	91,820	79,266
Add (subtract):
Acquisition costs	150	167	330	311
Company's share of unconsolidated real estate venture acquisition costs	—	2	—	21
Loss (gain) on sale of self storage properties	83	(5,637)	(391)	(5,637)
Equity-based compensation expense(1)	919	940	1,786	1,923
Adjusted EBITDA	$48,476	$39,214	$93,545	$75,884

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in NSA's consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End June 30,		Units at Period End June 30,		Rentable Square Feet at Period End June 30,		Occupancy at Period End June 30,
State	2018	2017	2018	2017	2018	2017	2018	2017	Growth
California	82	79	48,769	47,490	6,144,359	5,974,469	92.9%	91.4%	1.5%
Texas	60	53	24,100	20,645	3,418,061	2,958,062	91.7%	89.6%	2.1%
Oregon	58	56	23,640	22,724	2,991,220	2,865,666	88.5%	91.9%	(3.4)%
Georgia	34	20	13,920	6,551	1,878,284	871,793	88.4%	95.0%	(6.6)%
Florida	31	28	22,311	20,512	2,219,755	1,942,014	88.4%	86.0%	2.4%
Oklahoma	30	30	13,875	13,968	1,903,147	1,903,399	86.7%	87.2%	(0.5)%
Arizona	29	16	16,053	9,112	1,821,568	1,064,511	90.4%	91.5%	(1.1)%
North Carolina	29	28	13,099	12,583	1,599,784	1,536,384	92.8%	93.5%	(0.7)%
Indiana	16	14	8,789	7,845	1,134,980	1,007,445	91.7%	85.3%	6.4%
Kansas	15	—	5,350	—	704,109	—	84.5%	—	—
Washington	15	15	4,950	5,064	624,046	644,680	89.8%	93.0%	(3.2)%
Louisiana	14	10	6,326	4,519	859,187	629,903	85.6%	85.9%	(0.3)%
Colorado	11	10	5,056	4,635	615,413	564,334	93.7%	96.9%	(3.2)%
Nevada	12	6	6,409	3,130	794,931	419,427	94.3%	93.3%	1.0%
New Hampshire	10	10	4,190	4,038	509,470	499,025	91.6%	93.0%	(1.4)%
Other(1)	33	19	13,618	7,351	1,790,887	980,075	89.8%	88.5%	1.3%
Total Consolidated/Weighted Average	479	394	230,455	190,167	29,009,201	23,861,187	90.4%	90.5%	(0.1)%

Total Unconsolidated/Weighted Average(2)	72	70	39,625	38,682	5,007,109	4,864,500	88.2%	88.7%	(0.5)%

Total Consolidated and Unconsolidated/Weighted Average	551	464	270,080	228,849	34,016,310	28,725,687	90.1%	90.2%	(0.1)%

(1) Other states in NSA's consolidated portfolio as of June 30, 2018 include Alabama, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Mexico, Ohio, South Carolina and Virginia.
(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2018 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Mortgages Assumed	Other Liabilities	Total

March 31, 2018	25	12,002	1,352,592	$105,135	$22,403	$7,581	$670	$135,789
June 30, 2018	12	4,485	544,466	62,470	—	—	467	62,937
Total 2018(3)	37	16,487	1,897,058	$167,605	$22,403	$7,581	$1,137	$198,726

Unconsolidated real estate venture (venture at 100%)(4)
March 31, 2018	1	481	64,745	9,394	—	—	66	9,460

Total 2018 Investments(4)	38	16,968	1,961,803	$176,999	$22,403	$7,581	$1,203	$208,186

2018 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2018	1	327	44,689	$2,200
June 30, 2018	1	1,152	56,000	3,300
Total 2018 Dispositions(5)	2	1,479	100,689	$5,500

(3) NSA acquired self storage properties located in Arizona, California, Florida, Georgia, Kansas, Maryland, Missouri, Nevada, Texas and Washington during 2018.
(4) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%. Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

(5) NSA disposed of self storage properties located in Florida and Washington during 2018.

Supplemental Schedule 4

Debt and Equity Capitalization
As of June 30, 2018
(unaudited)

Debt Balances and Characteristics (dollars in thousands)

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	3.49%	1.85	$80,125
Term loan - Tranche A	2.91%	2.85	235,000
Term loan - Tranche B	2.94%	3.85	155,000
Term loan - Tranche C	3.71%	5.59	105,000
Term loan - Tranche D	3.79%	4.59	125,000
Term loan facility	2.95%	5.00	175,000
Fixed rate mortgages payable	4.17%	7.18	273,335
Total Principal/Weighted Average	3.44%	4.73	1,148,460
Unamortized debt issuance costs and debt premium, net			1,329
Total Debt			$1,149,789

Debt Maturities (dollars in millions)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.8x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.3x
Total Leverage Ratio	< 60.0%	40.2%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of June 30, 2018
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A perpetual preferred shares of beneficial interest	6,900,000
6.000% Series A-1 cumulative redeemable preferred units	316,103

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	50,509,931	50,509,931
Restricted common shares	29,644	29,644
Total shares outstanding	50,539,575	50,539,575
Operating partnership units	28,961,458	28,961,458
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	30,796,244	30,796,244
Long-term incentive plan units(2)	716,597	716,597
Total shares and Class A equivalents outstanding	82,052,416	82,052,416
Subordinated performance units(3)	10,663,892	14,929,449
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,141,799
Total subordinated partnership units	15,050,891	21,071,248
Total common shares and units outstanding	97,103,307	103,123,664

(2) Balances exclude 224,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.40 OP units based on historical financial information for the trailing twelve months ended June 30, 2018. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

2016 Joint Venture Properties as of June 30, 2018

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	2Q 2018 Average Occupancy
Florida	21	11,483	1,331,340	87.4%	86.9%
Alabama	11	4,065	610,977	91.6%	89.7%
California	11	6,945	944,383	82.7%	84.1%
New Jersey	11	8,007	989,975	90.8%	89.3%
Other(1)	18	9,125	1,130,434	89.5%	88.7%
Total/Weighted Average	72	39,625	5,007,109	88.2%	87.6%

Balance Sheet Information for the 2016 Joint Venture

Total Venture at 100%(2)	June 30, 2018	December 31, 2017
ASSETS
Self storage properties, net	$655,989	$655,973
Other assets	8,217	8,397
Total assets	$664,206	$664,370
LIABILITIES AND EQUITY
Debt financing	$317,522	$317,359
Other liabilities	5,916	4,855
Equity	340,768	342,156
Total liabilities and equity	$664,206	$664,370

(1) Other states in the unconsolidated real estate venture include Arizona, Delaware, Georgia, New Mexico, Nevada, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 5 (continued)

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Operating Information for the 2016 Joint Venture for the Three Months Ended June 30, 2018 and 2017

	Total Venture at 100%(2)		NSA Proportionate Share (Venture at 25%)(3)
	Three Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Total revenue	$15,196	$13,059	$3,799	$3,265
Property operating expenses	5,000	4,432	1,250	1,109
Net operating income	10,196	8,627	2,549	2,156
Supervisory, administrative and other expenses	(1,072)	(941)	(268)	(235)
Depreciation and amortization	(5,527)	(7,676)	(1,378)	(1,918)
Interest expense	(2,928)	(2,802)	(732)	(700)
Acquisition and other expenses	(275)	(267)	(71)	(68)
Net income (loss)	$394	$(3,059)	$100	$(765)

Operating Information for the 2016 Joint Venture for the Six Months Ended June 30, 2018 and 2017

	Total Venture at 100%(2)		NSA Proportionate Share (Venture at 25%)(3)
	Six Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Total revenue	$30,002	$25,566	$7,501	$6,392
Property operating expenses	10,293	8,500	2,573	2,126
Net operating income	19,709	17,066	4,928	4,266
Supervisory, administrative and other expenses	(2,129)	(1,839)	(532)	(460)
Depreciation and amortization	(11,034)	(15,165)	(2,755)	(3,790)
Interest expense	(5,827)	(5,628)	(1,457)	(1,407)
Acquisition and other expenses	(537)	(633)	(136)	(159)
Net income (loss)	$182	$(6,199)	$48	$(1,550)

(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.
(3) NSA's proportionate share of its unconsolidated real estate venture is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate venture to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate venture. The operating agreement of the unconsolidated real estate venture provides for the distribution of net cash flow to the unconsolidated real estate venture’s investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2018 compared to Three Months Ended June 30, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	2Q 2018	2Q 2017	Growth	2Q 2018	2Q 2017	Growth	2Q 2018	2Q 2017	Growth	2Q 2018	2Q 2017	Growth
California	77	$18,077	$17,098	5.7%	$5,281	$5,066	4.2%	$12,796	$12,032	6.3%	70.8%	70.4%	0.4%
Oregon	55	9,241	9,143	1.1%	2,451	2,337	4.9%	6,790	6,806	(0.2)%	73.5%	74.4%	(0.9)%
Texas	51	6,240	6,076	2.7%	2,374	2,322	2.2%	3,866	3,754	3.0%	62.0%	61.8%	0.2%
Oklahoma	30	3,625	3,642	(0.5)%	1,198	1,220	(1.8)%	2,427	2,422	0.2%	67.0%	66.5%	0.5%
North Carolina	28	3,901	3,772	3.4%	1,190	1,175	1.3%	2,711	2,597	4.4%	69.5%	68.8%	0.7%
Florida	20	4,892	4,587	6.6%	1,498	1,450	3.3%	3,394	3,137	8.2%	69.4%	68.4%	1.0%
Georgia	20	1,981	1,905	4.0%	720	698	3.2%	1,261	1,207	4.5%	63.7%	63.4%	0.3%
Arizona	15	2,987	2,945	1.4%	916	883	3.7%	2,071	2,062	0.4%	69.3%	70.0%	(0.7)%
Indiana	14	2,150	2,103	2.2%	616	759	(18.8)%	1,534	1,344	14.1%	71.3%	63.9%	7.4%
Washington	13	1,805	1,754	2.9%	537	497	8.0%	1,268	1,257	0.9%	70.2%	71.7%	(1.5)%
Colorado	10	1,625	1,575	3.2%	542	472	14.8%	1,083	1,103	(1.8)%	66.6%	70.0%	(3.4)%
Louisiana	10	1,426	1,425	0.1%	502	554	(9.4)%	924	871	6.1%	64.8%	61.1%	3.7%
Other(1)	33	4,404	4,150	6.1%	1,661	1,593	4.3%	2,743	2,557	7.3%	62.3%	61.6%	0.7%
Total/Weighted Average	376	$62,354	$60,175	3.6%	$19,486	$19,026	2.4%	$42,868	$41,149	4.2%	68.7%	68.4%	0.3%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Three Months Ended June 30, 2018 compared to Three Months Ended June 30, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		2Q 2018	2Q 2017	Growth	2Q 2018	2Q 2017	Growth	2Q 2018	2Q 2017	Growth
California	46,472	5,819,571	92.8%	91.4%	1.4%	92.2%	91.0%	1.2%	$12.89	$12.29	4.9%
Oregon	22,465	2,834,349	89.1%	91.9%	(2.8)%	87.6%	90.6%	(3.0)%	14.61	14.02	4.2%
Texas	19,963	2,818,241	91.8%	89.6%	2.2%	90.3%	88.4%	1.9%	9.52	9.49	0.3%
Oklahoma	13,875	1,903,147	86.7%	87.2%	(0.5)%	85.0%	86.1%	(1.1)%	8.70	8.64	0.7%
North Carolina	12,579	1,536,384	93.1%	93.5%	(0.4)%	90.9%	91.2%	(0.3)%	10.68	10.28	3.9%
Florida	14,055	1,465,670	89.0%	87.3%	1.7%	88.4%	86.6%	1.8%	14.81	14.47	2.3%
Georgia	6,717	895,056	91.9%	95.0%	(3.1)%	90.3%	93.7%	(3.4)%	9.48	8.95	5.9%
Arizona	8,380	979,660	91.3%	91.9%	(0.6)%	89.9%	90.5%	(0.6)%	13.09	12.72	2.9%
Indiana	7,839	1,007,410	92.7%	85.3%	7.4%	89.3%	84.1%	5.2%	9.30	9.68	(3.9)%
Washington	4,462	557,471	89.8%	93.3%	(3.5)%	88.7%	92.1%	(3.4)%	14.33	13.48	6.3%
Colorado	4,639	564,631	94.4%	96.9%	(2.5)%	92.0%	94.0%	(2.0)%	12.21	11.58	5.4%
Louisiana	4,520	629,928	86.2%	85.9%	0.3%	84.9%	84.8%	0.1%	10.46	10.49	(0.3)%
Other(1)	13,835	1,796,827	92.3%	90.4%	1.9%	91.2%	89.5%	1.7%	10.47	10.04	4.3%
Total/Weighted Average	179,801	22,808,345	91.1%	90.6%	0.5%	89.8%	89.6%	0.2%	$11.79	$11.43	3.1%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2018 compared to Six Months Ended June 30, 2017

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	77	$35,680	$33,466	6.6%	$10,631	$10,401	2.2%	$25,049	$23,065	8.6%	70.2%	68.9%	1.3%
Oregon	55	18,160	17,883	1.5%	5,030	4,789	5.0%	13,130	13,094	0.3%	72.3%	73.2%	(0.9)%
Texas	51	12,345	12,032	2.6%	4,784	4,602	4.0%	7,561	7,430	1.8%	61.2%	61.8%	(0.6)%
Oklahoma	30	7,248	7,242	0.1%	2,408	2,416	(0.3)%	4,840	4,826	0.3%	66.8%	66.6%	0.2%
North Carolina	28	7,704	7,438	3.6%	2,369	2,306	2.7%	5,335	5,132	4.0%	69.2%	69.0%	0.2%
Florida	20	9,718	9,147	6.2%	3,006	2,886	4.2%	6,712	6,261	7.2%	69.1%	68.4%	0.7%
Georgia	20	3,902	3,790	3.0%	1,453	1,405	3.4%	2,449	2,385	2.7%	62.8%	62.9%	(0.1)%
Arizona	15	5,915	5,782	2.3%	1,799	1,748	2.9%	4,116	4,034	2.0%	69.6%	69.8%	(0.2)%
Indiana	14	4,225	4,198	0.6%	1,369	1,501	(8.8)%	2,856	2,697	5.9%	67.6%	64.2%	3.4%
Washington	13	3,556	3,406	4.4%	1,087	980	10.9%	2,469	2,426	1.8%	69.4%	71.2%	(1.8)%
Colorado	10	3,208	3,082	4.1%	1,110	946	17.3%	2,098	2,136	(1.8)%	65.4%	69.3%	(3.9)%
Louisiana	10	2,852	2,843	0.3%	1,007	1,060	(5.0)%	1,845	1,783	3.5%	64.7%	62.7%	2.0%
Other(1)	33	8,707	8,269	5.3%	3,423	3,217	6.4%	5,284	5,052	4.6%	60.7%	61.1%	(0.4)%
Total/Weighted Average	376	$123,220	$118,578	3.9%	$39,476	$38,257	3.2%	$83,744	$80,321	4.3%	68.0%	67.7%	0.3%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Six Months Ended June 30, 2018 compared to Six Months Ended June 30, 2017
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth	YTD 2018	YTD 2017	Growth
California	46,472	5,819,571	92.8%	91.4%	1.4%	91.5%	90.8%	0.7%	$12.80	$12.04	6.3%
Oregon	22,465	2,834,349	89.1%	91.9%	(2.8)%	86.7%	89.6%	(2.9)%	14.53	13.90	4.5%
Texas	19,963	2,818,241	91.8%	89.6%	2.2%	89.4%	87.9%	1.5%	9.52	9.45	0.7%
Oklahoma	13,875	1,903,147	86.7%	87.2%	(0.5)%	84.3%	85.4%	(1.1)%	8.78	8.67	1.3%
North Carolina	12,579	1,536,384	93.1%	93.5%	(0.4)%	90.2%	90.3%	(0.1)%	10.65	10.27	3.7%
Florida	14,055	1,465,670	89.0%	87.3%	1.7%	88.3%	86.4%	1.9%	14.83	14.52	2.1%
Georgia	6,717	895,056	91.9%	95.0%	(3.1)%	89.5%	93.2%	(3.7)%	9.41	8.95	5.1%
Arizona	8,380	979,660	91.3%	91.9%	(0.6)%	88.7%	89.8%	(1.1)%	13.13	12.59	4.3%
Indiana	7,839	1,007,410	92.7%	85.3%	7.4%	86.9%	83.9%	3.0%	9.40	9.70	(3.1)%
Washington	4,462	557,471	89.8%	93.3%	(3.5)%	88.2%	90.6%	(2.4)%	14.21	13.32	6.7%
Colorado	4,639	564,631	94.4%	96.9%	(2.5)%	90.7%	92.0%	(1.3)%	12.23	11.58	5.6%
Louisiana	4,520	629,928	86.2%	85.9%	0.3%	84.4%	84.8%	(0.4)%	10.54	10.54	—
Other(1)	13,835	1,796,827	92.3%	90.4%	1.9%	90.4%	89.5%	0.9%	10.45	10.01	4.4%
Total/Weighted Average	179,801	22,808,345	91.1%	90.6%	0.5%	89.0%	89.0%	—	$11.77	$11.33	3.9%

(1) Other states in NSA's same store portfolio include Alabama, Kentucky, Mississippi, Nevada, New Hampshire, New Mexico, Ohio and South Carolina.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Rental revenue
Same store portfolio	$60,314	$58,202	$119,218	$114,764
Non-same store portfolio	14,705	1,952	27,812	3,234
Total rental revenue	75,019	60,154	147,030	117,998

Other property-related revenue
Same store portfolio	2,040	1,973	4,002	3,814
Non-same store portfolio	509	72	868	112
Total other property-related revenue	2,549	2,045	4,870	3,926

Property operating expenses
Same store portfolio	19,486	19,026	39,476	38,257
Non-same store portfolio	5,698	777	10,934	1,295
Total property operating expenses	25,184	19,803	50,410	39,552

Net operating income
Same store properties	42,868	41,149	83,744	80,321
Non-same store properties	9,516	1,247	17,746	2,051
Total net operating income	52,384	42,396	101,490	82,372

Management fees and other revenue	2,155	2,142	4,316	3,980
General and administrative expenses	(8,460)	(7,405)	(16,766)	(14,586)
Depreciation and amortization	(22,389)	(17,800)	(43,757)	(36,483)
Income from operations	23,690	19,333	45,283	35,283

Other (expense) income
Interest expense	(10,472)	(8,160)	(20,107)	(15,631)
Equity in earnings (losses) of unconsolidated real estate venture	100	(765)	48	(1,550)
Acquisition costs	(150)	(167)	(330)	(311)
Non-operating expense	—	(14)	(84)	(66)
(Loss) gain on sale of self storage properties	(83)	5,637	391	5,637
Other expense	(10,605)	(3,469)	(20,082)	(11,921)
Income before income taxes	13,085	15,864	25,201	23,362
Income tax expense	(44)	(288)	(187)	(605)
Net income	$13,041	$15,576	$25,014	$22,757

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.79	$11.43	$11.77	$11.33
Total consolidated portfolio	$11.78	$11.49	$11.83	$11.36

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$1,177	$1,053	$2,435	$1,811
Revenue enhancing capital expenditures	1,918	229	2,675	314
Acquisitions capital expenditures	2,832	2,466	4,749	4,726
Total Consolidated Portfolio Capital Expenditures	$5,927	$3,748	$9,859	$6,851

Property Operating Expenses Detail

Store payroll and related costs	$7,244	$5,863	$14,526	$11,708
Property tax expense	6,145	4,733	12,411	9,516
Other property operating expenses	11,795	9,207	23,473	18,328
Property operating expenses on the Company's statements of operations	$25,184	$19,803	$50,410	$39,552

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,183	$3,487	$8,242	$6,836
Equity-based compensation expense	919	940	1,786	1,923
Other general and administrative expenses	3,358	2,978	6,738	5,827
General and administrative expenses on the Company's statements of operations	$8,460	$7,405	$16,766	$14,586

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, a captive insurance company, and related intellectual property, including the iStorage brand, under which the 2016 Joint Venture properties are operated.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per the Company's statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•	other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting its usefulness as a comparative measure.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The April 2002 National Policy Bulletin of Nareit, which the Company refers to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NSA includes amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because the Company believes the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's

Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $8.8 million of fair value of debt adjustments and $7.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  NSA defines net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:

•
NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and

•
NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2018, the Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.